Exhibit 13.2

Sent: 08/12/2022

After the incredible success of our previous fundraise, we have decided to extend our Series E round.

ANNOUNCING SERIES E+ AND BONUS EQUITY OFFER

The capital raised from this Series E+ round will fund a significant expansion of our commercial manufacturing operations to better meet the demand we anticipate in the US restaurant marketplace and to allow us to take advantage of the potential opportunities in new international markets.

Starting today, you can reserve shares and join our community of over 20K shareholders that have helped Miso Robotics raise nearly $90M.

RESERVE NOW AND EARN BONUS MISO SHARES

We’re excited to share an exclusive offer to earn 10% bonus shares when you reserve your investment in our Series E+ round and make an investment once our fundraise is live. This offer is only available before the round goes live, don’t miss your chance to earn bonus equity in Miso Robotics!

With 10% bonus equity offer investors can earn:

$250 in Shares when you reserve $2,500

$500 in Shares when you reserve $5,000

$750 in Shares when you reserve $7,500

$1,000 in Shares when you reserve $10,000

MISO ROBOTICS IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM MISO ROBOTICS

Sent: 08/15/2022

SERIES E+ BONUS SHARES

RESERVE NOW AND EARN BONUS SHARES FOR SERIES E+

We're reaching out to share an opportunity to earn Bonus Shares when you reserve an investment in our upcoming Series E+ round.

We’re excited to share an exclusive offer to earn 10% bonus shares when you reserve your investment in our Series E+ round and make an investment once our fundraise is live. This offer is only available before the round goes live, don’t miss your chance to earn bonus equity in Miso Robotics!

With 10% bonus equity offer investors can earn:

$250 in Shares when you reserve $2,500

$500 in Shares when you reserve $5,000

$750 in Shares when you reserve $7,500

$1,000 in Shares when you reserve $10,000

You are one of over 1,500 startup investors that recently indicated interest in future Miso Robotics investment opportunities. Your engagment helped us plan our Series E+ capital raise and we want to reward you with Bonus Shares!

Reserve now and invest when Series E+ goes live to claim your 10% Equity Bonus. Thank you for being part of the Miso community!

MISO ROBOTICS IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM MISO ROBOTICS

Sent: 08/15/2022

We're reaching out because you are one of over 1,500 investors that recently signed up to stay informed about upcoming Miso Robotics investment opportunities. Your interest helped lead us to launch our Series E+ capital raise and we want to reward you with Bonus Shares!

Through our Series E+ Reservation Bonus, we are offering 10% bonus equity for those that reserve an investment now, and invest when round goes live.

With 10% bonus equity you can earn:

$250 in Shares when you reserve $2,500

$500 in Shares when you reserve $5,000

$750 in Shares when you reserve $7,500

$1,000 in Shares when you reserve $10,000

This offer is only available before the round goes live, don’t miss your chance to earn bonus equity in Miso Robotics!

About Miso Robotics Series E+

After the incredible success of our previous capital raise, we have decided to extend our Series E round. The funds raised from Series E+ will allow Miso to take advantage of new international opportunities and more quickly meet demand in the US restaurant marketplace. In the coming weeks, Miso plans to announce more news on our expansion into key international markets including new restaurant partners.

Don't miss your chance to earn 10% bonus shares by reserving your Series E+ investment before this round goes live.

MISO ROBOTICS IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM MISO ROBOTICS

Sent: 08/19/2022

"Flippy" Leads Robot Workforce Future on FOX Business

FOX Business featured Miso Robotics CEO, Mike Bell on location at White Castle in Merrillville, IN in several segments last Friday including: Varney & Company, Mornings with Maria, Fox Business Tonight, and Cavuto: Coast to Coast. Check out this replay!

Series E+ and Bonus Equity Shares

After the incredible success of our previous capital raise, we have decided to extend our Series E round. The funds raised from our Series E+ will allow Miso to take advantage of new international opportunities and more quickly meet demand in the US restaurant marketplace.

You can now reserve shares and join the community of 20K+ shareholders that have helped Miso Robotics raise nearly $90M.

To kick off our Series E+, we are offering 10% bonus shares when you reserve an investment now, and invest when the round goes live. With 10% bonus equity you can earn:

●	$250 in Shares when you reserve $2,500
●	$500 in Shares when you reserve $5,000
●	$750 in Shares when you reserve $7,500
●	$1,000 in Shares when you reserve $10,000

This offer is only available before the round goes live!

MISO ROBOTICS IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM MISO ROBOTICS

Sent On: 09/01/2022

Series E+ Surpasses $3M in Reserved Investments

We’re thrilled to share this exciting indicator of investor interest in our upcoming round. The success of Series E+ is a strategic priority for Miso as we prepare to serve the exciting opportunities in new international markets.  To ensure Series E+ has a strong start, we are offering 10% bonus shares when you reserve an investment now, and invest when the round goes live. But hurry, this offer is only available before the round goes live!  SERIES E+ RESERVATION BONUS  Reserve now, invest when the round goes live, and earn 10% Bonus Shares.

•        $250 in Shares when you reserve $2,500

•        $500 in Shares when you reserve $5,000

•        $750 in Shares when you reserve $7,500

•        $1,000 in Shares when you reserve $10,000

Series E+

After the incredible success of our previous fundraise, we have decided to extend our Series E round. The capital raised from Series E+ will allow Miso to better meet the demand we anticipate in the US restaurant marketplace and to allow us to take advantage of the potential opportunities in new international markets.

Starting today, you can reserve shares and join our community of over 20K shareholders that have helped Miso Robotics raise nearly $90M.

MISO ROBOTICS IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM MISO ROBOTICS

Sent on 9/13/2022

Hello Miso Community,

We’re reaching out to share that Ally Robotics has announced the close of their Series A round after surpassing $1M in new investments.

The final day to invest is Thursday, September 29th, 2022.

This year, Miso signed a non-binding letter of intent to purchase Ally’s robotic arms for the Flippy 2 product line. We believe Ally's pricing and smart software has the potential to reduce the cost of the robotic arms in Flippy units by 30%.

Click the button below to learn more about Ally Robotics and the opportunity to become an early investor.

Ally Robotics is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Ally Robotics

Section 17(b) Disclosure – Miso Robotics owns 6,600,000 shares of Common Stock in Ally Robotics and was not directly compensated for this email, however Miso Robotics may indirectly benefit from publicizing the offering of the issuer’s securities.

MISO ROBOTICS IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM MISO ROBOTICS.